Plexus Announces Fiscal Second Quarter Financial Results
NEENAH, WI – April 23, 2025 - Plexus Corp. (NASDAQ: PLXS) today announced financial results for our fiscal second quarter ended March 29, 2025, and guidance for our fiscal third quarter ending June 28, 2025.
•Reports fiscal second quarter 2025 revenue of $980 million, GAAP operating margin of 5.0% and GAAP diluted EPS of $1.41.
•Reports fiscal second quarter 2025 non-GAAP operating margin of 5.7% and non-GAAP diluted EPS of $1.66, excluding $0.25 of stock-based compensation expense.
•Initiates fiscal third quarter 2025 revenue guidance of $1.00 billion to $1.04 billion with GAAP diluted EPS of $1.40 to $1.55, including $0.25 of stock-based compensation expense. Fiscal third quarter non-GAAP EPS guidance of $1.65 to $1.80 excludes stock-based compensation expense.

	Three Months Ended
	Mar 29, 2025	Mar 29, 2025	Jun 28, 2025
	Q2F25 Results	Q2F25 Guidance	Q3F25 Guidance
Summary GAAP Items
Revenue (in millions)	$980	$960 to $1,000	$1,000 to $1,040
Operating margin	5.0%	4.6% to 5.0%	5.0% to 5.4%
Diluted EPS	$1.41	$1.22 to $1.37	$1.40 to $1.55

Summary Non-GAAP Items (1)
Adjusted operating margin (2)	5.7%	5.3% to 5.7%	5.7% to 6.1%
Adjusted EPS (3)	$1.66	$1.46 to $1.61	$1.65 to $1.80
Return on invested capital (ROIC)	13.7%
Economic return	4.8%

(1)	Refer to Non-GAAP Supplemental Information tables for additional information regarding non-GAAP financial measures.
(2)	Excludes stock-based compensation expense of approximately 70 bps for Q2F25 results, Q2F25 guidance and Q3F25 guidance.
(3)	Excludes stock-based compensation expense, net of tax, of $0.25 for Q2F25 results, $0.24 for Q2F25 guidance and $0.25 for Q3F25 guidance.
Fiscal Second Quarter 2025 Information
•Won 42 manufacturing programs during the quarter representing $205 million in annualized revenue when fully ramped into production.
•Generated fiscal second quarter free cash flow of $16.5 million, contributing to fiscal year-to-date free cash flow of $43.6 million.
•Purchased $12.2 million of our shares at an average price of $141.18 per share under our 2025 Share Repurchase Program, leaving $25.0 million available under our existing $50.0 million authorization.

Todd Kelsey, President and Chief Executive Officer, commented, "Plexus generated strong fiscal second quarter financial performance, demonstrating the continued momentum of our operational and working capital efficiency initiatives. We achieved revenue of $980 million, in-line with guidance, with non-GAAP operating margin of 5.7% at the high-end of guidance and non-GAAP EPS of $1.66 exceeding guidance. In addition, free cash flow exceeded our expectations."

Patrick Jermain, Executive Vice President and Chief Financial Officer, commented, "Fiscal second quarter cash cycle of 68 days was favorable to expectations and consistent with the fiscal first quarter. We continue to drive reductions in our gross inventory balance, with this quarter representing the fifth consecutive quarter of improvement. Our favorable cash cycle performance benefited our fiscal second quarter return on invested capital of 13.7%, which exceeded our weighted average cost of capital by 480 basis points. Finally, we delivered better than expected free cash flow of $16.5 million, which we utilized to repurchase $12.2 million of our shares during the fiscal second quarter in support of our commitment to return cash to shareholders."

Mr. Kelsey added, "We delivered 42 fiscal second quarter manufacturing wins, representing $205 million in annualized revenue. Notably, this result included our largest ever sustaining services win in support of creating success for an industry-leading healthcare customer. Additionally, our engineering solutions team delivered its best quarterly wins performance in more than 5 years, highlighting the breadth of our global capabilities and the effectiveness of our diversification efforts."

Mr. Kelsey continued, "We are guiding fiscal third quarter revenue of $1.00 to $1.04 billion, non-GAAP operating margin of 5.7% to 6.1% and non-GAAP EPS of $1.65 to $1.80. Furthermore, while conservatively assessing the remainder of the fiscal year and acknowledging the uncertainty associated with tariffs, we continue to anticipate achieving meaningful EPS growth in fiscal 2025, capitalizing upon revenue growth in each of our market sectors, robust operating margin performance and ongoing free cash flow deployment."

Mr. Kelsey concluded, "Plexus uniquely supports customer success, leveraging our comprehensive product lifecycle solutions and passion for operational excellence delivered through our globally united team. Our ongoing strategic investments in talent, technology, facilities and advanced capabilities position Plexus to proactively navigate evolving landscapes and dynamic environments to enable our customers’ success."

Quarterly Comparison	Three Months Ended
(in thousands, except EPS)	Mar 29, 2025	Dec 28, 2024	Mar 30, 2024
Revenue	$980,170	$976,122	$966,900
Gross profit	97,751	100,692	88,063
Operating income	48,791	46,860	29,470
Net income	39,073	37,267	16,239
Diluted EPS	$1.41	$1.34	$0.58

Gross margin	10.0%	10.3%	9.1%
Operating margin	5.0%	4.8%	3.0%

ROIC (1)	13.7%	13.8%	9.9%
Economic return (1)	4.8%	4.9%	1.7%

(1) Refer to Non-GAAP Supplemental Information tables for non-GAAP financial measures discussed and/or disclosed in this release, such as adjusted operating margin, adjusted net income, adjusted diluted EPS, ROIC and economic return.
Business Segment and Market Sector Revenue
Plexus measures operational performance and allocates resources on a geographic segment basis. Plexus also reports revenue based on the market sector breakout set forth in the table below, which reflects Plexus’ market sector focused strategy. Top 10 customers comprised 51% of revenue during both the first and second quarter of fiscal 2025. This is up 3 percentage points from the second quarter of fiscal 2024.

Business Segments ($ in millions)	Three Months Ended
	Mar 29, 2025	Dec 28, 2024	Mar 30, 2024
Americas	$295	$274	$296
Asia-Pacific	587	607	522
Europe, Middle East and Africa	103	101	152
Elimination of inter-segment sales	(5)	(6)	(3)
Total Revenue	$980	$976	$967

Market Sectors ($ in millions)	Three Months Ended
	Mar 29, 2025		Dec 28, 2024		Mar 30, 2024
Aerospace/Defense	$172	18%	$160	16%	$170	18%
Healthcare/Life Sciences	411	42%	374	38%	379	39%
Industrial	397	40%	442	46%	418	43%
Total Revenue	$980		$976		$967

Non-GAAP Supplemental Information
Plexus provides non-GAAP supplemental information, such as ROIC, economic return and free cash flow, because such measures are used for internal management goals and decision-making, and because they provide management and investors with additional insight into financial performance. In addition, management uses these and other non-GAAP measures, such as adjusted operating income, adjusted operating margin, adjusted net income and adjusted diluted EPS, to provide a better understanding of core performance for purposes of period-to-period comparisons. Plexus believes that these measures are also useful to investors because they provide further insight by eliminating the effect of non-recurring items that are not reflective of continuing operations. For additional information on non-GAAP measures, please refer to the attached Non-GAAP Supplemental Information tables.

ROIC and Economic Return
ROIC for the second quarter of fiscal 2025 was 13.7%. Plexus defines ROIC as tax-effected annualized adjusted operating income divided by average invested capital over a three-quarter period for the second fiscal quarter. Invested capital is defined as equity plus debt and operating lease obligations, less cash and cash equivalents. Plexus' weighted average cost of capital for fiscal 2025 is 8.9%. ROIC for the second quarter of fiscal 2025 less Plexus’ weighted average cost of capital resulted in an economic return of 4.8%.

Free Cash Flow
Plexus defines free cash flow as cash flows provided by operations less capital expenditures. For the three months ended March 29, 2025, cash flows provided by operations was $36.7 million, less capital expenditures of $20.2 million, resulting in free cash flow of $16.5 million.

Cash Cycle Days	Three Months Ended
	Mar 29, 2025	Dec 28, 2024	Mar 30, 2024
Days in Accounts Receivable	57	56	61
Days in Contract Assets	12	12	12
Days in Inventory	132	134	158
Days in Accounts Payable	(70)	(69)	(65)
Days in Advanced Payments	(63)	(65)	(75)
Annualized Cash Cycle (1)	68	68	91

(1)	Plexus calculates cash cycle as the sum of days in accounts receivable, days in contract assets and days in inventory, less days in accounts payable and days in advanced payments.

Conference Call and Webcast Information

What:	Plexus Fiscal 2025 Q2 Earnings Conference Call and Webcast
When:	Thursday, April 24, 2025 at 8:30 a.m. Eastern Time
Where:
Participants are encouraged to join the live webcast at the investor relations section of the Plexus website, plexus.com. Participants can also join utilizing the links below:

Webcast link:
https://events.q4inc.com/attendee/242810884

Replay:	The webcast will be archived on the Plexus website and will be available as on-demand for 12 months
Investor and Media Contact
Shawn Harrison
+1.920.969.6325
shawn.harrison@plexus.com
About Plexus
Since 1979, Plexus has helped create the products that build a better world. Driven by a passion for excellence, we partner with our customers to design, manufacture and service highly complex products in demanding regulatory environments. From life-saving medical devices and mission-critical aerospace and defense products to industrial automation systems and semiconductor capital equipment, our innovative solutions across the lifecycle of a product converge where advanced technology and human impact intersect. We provide these solutions to market-leading as well as disruptive global companies in the Aerospace/Defense, Healthcare/Life Sciences, and Industrial sectors, supported by a global team of over 20,000 members across our 26 facilities in the Americas ("AMER"), Asia-Pacific ("APAC") and Europe, Middle East and Africa ("EMEA") regions. For more information about Plexus, visit our website at www.plexus.com.
Safe Harbor and Fair Disclosure Statement
The statements contained in this press release that are guidance or which are not historical facts (such as statements in the future tense and statements including believe, expect, intend, plan, anticipate, goal, target and similar terms and concepts), including all discussions of periods which are not yet completed, are forward-looking statements that involve risks and uncertainties. These risks and uncertainties include the effects of tariffs, trade disputes, trade agreements and other trade protection measures; the effect of inflationary pressures on our costs of production, profitability, and on the economic outlook of our markets; the effects of shortages and delays in obtaining components as a result of economic cycles, natural disasters or otherwise; the risk of customer delays, changes, cancellations or forecast inaccuracies in both ongoing and new programs; the ability to realize anticipated savings from restructuring or similar actions, as well as the adequacy of related charges as compared to actual expenses; the lack of visibility of future orders, particularly in view of changing economic conditions; the economic performance of the industries, sectors and customers we serve; the outcome of litigation and regulatory investigations and proceedings, including the results of any challenges with regard to such outcomes; the effects of the volume of revenue from certain sectors or programs on our margins in particular periods; our ability to secure new customers, maintain our current customer base and deliver product on a timely basis; the risks of concentration of work for certain customers; the particular risks relative to new or recent customers, programs or services, which risks include customer and other delays, start-up costs, potential inability to execute, the establishment of appropriate terms of agreements, and the lack of a track record of order volume and timing; the effects of start-up costs of new programs and facilities or the costs associated with the closure or consolidation of facilities; possible unexpected costs and operating disruption in transitioning programs, including transitions between Company facilities; the risk that new program wins and/or customer demand may not result in the expected revenue or profitability; the fact that customer orders may not lead to long-term relationships; our ability to manage successfully and execute a complex business model characterized by high product mix and demanding quality, regulatory, and other requirements; the risks associated with excess and obsolete inventory, including the risk that inventory purchased on behalf of our customers may not be consumed or otherwise paid for by the customer, resulting in an inventory write-off; risks related to information technology systems and data security; increasing regulatory and compliance requirements; any tax law changes and related foreign jurisdiction tax developments; current or potential future barriers to the repatriation of funds that are currently held outside of the United States as a result of actions taken by other countries or otherwise; the potential effects of jurisdictional results on our taxes, tax rates, and our ability to use deferred tax assets and net operating losses; the weakness of areas of the global economy; the effect of changes in the pricing and margins of products; raw materials and component cost fluctuations; the potential effect of fluctuations in the value of the currencies in which we transact business; the effects of changes in economic conditions, political conditions and regulatory matters in the United States and in the other countries in which we do business; the potential effect of other world or local events or other events outside our control (such as the conflict between Russia and Ukraine, conflict in the Middle East, escalating tensions between China and Taiwan or China and the United States, changes in energy prices, terrorism, global health epidemics and weather events); the impact of increased competition; an inability to successfully manage human capital; changes in financial accounting standards; and other risks detailed herein and in our other Securities and Exchange Commission filings, particularly in Risk Factors contained in our fiscal 2024 Form 10-K.

PLEXUS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	Mar 29,	Mar 30,	Mar 29,	Mar 30,
	2025	2024	2025	2024
Net sales	$980,170	$966,900	$1,956,292	$1,949,507
Cost of sales	882,419	878,837	1,757,849	1,773,304
Gross profit	97,751	88,063	198,443	176,203
Operating expenses:
Selling and administrative expenses	48,960	47,555	98,109	90,537
Restructuring and other charges, net	—	11,038	4,683	11,038
Operating income	48,791	29,470	95,651	74,628
Other income (expense):
Interest expense	(3,137)	(8,293)	(6,691)	(15,910)
Interest income	871	817	2,105	1,625
Miscellaneous, net	(1,502)	(3,027)	(2,548)	(6,529)
Income before income taxes	45,023	18,967	88,517	53,814
Income tax expense	5,950	2,728	12,177	8,360
Net income	$39,073	$16,239	$76,340	$45,454
Earnings per share:
Basic	$1.44	$0.59	$2.82	$1.65
Diluted	$1.41	$0.58	$2.75	$1.62
Weighted average shares outstanding:
Basic	27,109	27,542	27,098	27,513
Diluted	27,662	27,929	27,726	27,982

PLEXUS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)
	Mar 29,	Sep 28,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$310,531	$345,109
Restricted cash	31	2,353
Accounts receivable	609,493	622,366
Contract assets	136,131	120,560
Inventories	1,280,385	1,311,434
Prepaid expenses and other	59,740	75,328
Total current assets	2,396,311	2,477,150
Property, plant and equipment, net	511,865	501,112
Operating lease right-of-use assets	76,217	74,360
Deferred income taxes	73,841	73,919
Other assets	27,506	27,280
Total non-current assets	689,429	676,671
Total assets	$3,085,740	$3,153,821

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and finance lease obligations	$121,014	$157,325
Accounts payable	680,078	606,378
Advanced payments from customers	611,590	709,152
Accrued salaries and wages	83,650	94,448
Other accrued liabilities	69,499	75,991
Total current liabilities	1,565,831	1,643,294
Long-term debt and finance lease obligations, net of current portion	88,761	89,993
Accrued income taxes payable	—	17,198
Long-term operating lease liabilities	32,720	32,275
Deferred income taxes	7,224	8,234
Other liabilities	39,529	38,002
Total non-current liabilities	168,234	185,702
Total liabilities	1,734,065	1,828,996
Shareholders’ equity:
Common stock	547	545
Additional paid-in-capital	680,880	680,638
Common stock held in treasury	(1,215,481)	(1,190,115)
Retained earnings	1,899,483	1,823,143
Accumulated other comprehensive (loss) income	(13,754)	10,614
Total shareholders’ equity	1,351,675	1,324,825
Total liabilities and shareholders’ equity	$3,085,740	$3,153,821

PLEXUS CORP. AND SUBSIDIARIES
NON-GAAP SUPPLEMENTAL INFORMATION Table 1
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Six Months Ended
	Mar 29,	Dec 28,	Mar 30,	Mar 29,	Mar 30,
	2025	2024	2024	2025	2024
Operating income, as reported	$48,791	$46,860	$29,470	$95,651	$74,628
Operating margin, as reported	5.0%	4.8%	3.0%	4.9%	3.8%

Non-GAAP adjustments:
Restructuring costs (1)	—	4,683	13,288	4,683	13,288
Other non-recurring income (2)	—	—	(2,250)	—	(2,250)
Stock-based compensation	7,132	6,990	7,096	14,122	12,431
Non-GAAP operating income	$55,923	$58,533	$47,604	$114,456	$98,097
Non-GAAP operating margin	5.7%	6.0%	4.9%	5.9%	5.0%

Net income, as reported	$39,073	$37,267	$16,239	$76,340	$45,454

Non-GAAP adjustments:
Restructuring costs, net of tax (1)	—	4,191	11,893	4,191	11,893
Other non-recurring income, net of tax (2)	—	—	(2,014)	—	(2,014)
Stock-based compensation, net of tax	6,775	6,640	7,096	13,415	12,431
Adjusted net income	$45,848	$48,098	$33,214	$93,946	$67,764

Diluted earnings per share, as reported	$1.41	$1.34	$0.58	$2.75	$1.62

Non-GAAP per share adjustments:
Restructuring costs, net of tax (1)	—	0.15	0.43	0.15	0.43
Other non-recurring income, net of tax (2)	—	—	(0.07)	—	(0.07)
Stock-based compensation, net of tax	0.25	0.24	0.25	0.49	0.44
Adjusted diluted earnings per share	$1.66	$1.73	$1.19	$3.39	$2.42

(1)	During the three months ended December 28, 2024, restructuring costs of $4.7 million, or $4.2 million net of taxes, were incurred primarily for employee severance costs associated with a reduction in the Company's workforce in the EMEA and AMER regions.

During the three and six months ended March 30, 2024, restructuring and impairment charges of $13.3 million, or $11.9 million net of taxes, were incurred for employee severance costs associated with a reduction in the Company's workforce as well as closure costs associated with a site in the Company's EMEA region.
(2)	During the three and six months ended March 30, 2024, insurance proceeds of $2.3 million, or $2.0 million net of taxes, were received related to an arbitration decision associated with a contractual matter that occurred in the Company's EMEA region in fiscal 2023.

PLEXUS CORP. AND SUBSIDIARIES
NON-GAAP SUPPLEMENTAL INFORMATION Table 2
(in thousands)
(unaudited)

ROIC and Economic Return Calculations	Six Months Ended		Three Months Ended		Six Months Ended
	Mar 29,		Dec 28,		Mar 30,
	2025		2024		2024
Operating income, as reported		$95,651		$46,860		$74,628
Restructuring and other charges, net	+	4,683	+	4,683	+	11,038
Adjusted operating income		$100,334		$51,543		$85,666
	x	2	x	4	x	2

Adjusted annualized operating income		$200,668		$206,172		$171,332
Adjusted effective tax rate	x	13%	x	15%	x	15%
Tax impact		26,087		30,926		25,700
Adjusted operating income (tax-effected)		$174,581		$175,246		$145,632

Average invested capital	÷	$1,276,742	÷	$1,268,309	÷	$1,478,062
ROIC		13.7%		13.8%		9.9%
Weighted average cost of capital	-	8.9%	-	8.9%	-	8.2%
Economic return		4.8%		4.9%		1.7%

Average Invested Capital Calculations	Mar 29,	Dec 28,	Sep 28,	Jun 29,	Mar 30,	Dec 30,	Sep 30,
	2025	2024	2024	2024	2024	2023	2023
Equity	$1,351,675	$1,319,069	$1,324,825	$1,266,360	$1,259,762	$1,266,755	$1,214,382
Plus:
Debt and finance lease obligations - current	121,014	121,977	157,325	258,175	245,964	251,119	240,205
Operating lease obligations - current (1)	9,968	14,875	14,697	7,990	8,281	9,172	8,363
Debt and finance lease obligations - long-term	88,761	88,728	89,993	90,715	192,025	192,118	190,853
Operating lease obligations - long-term	32,720	35,124	32,275	31,923	33,915	35,989	38,552
Less:
Cash and cash equivalents	(310,531)	(317,161)	(345,109)	(269,868)	(265,053)	(231,982)	(256,233)
	$1,293,607	$1,262,612	$1,274,006	$1,385,295	$1,474,894	$1,523,171	$1,436,122

(1)	Included in other accrued liabilities on the Condensed Consolidated Balance Sheets.